EXECUTION COPY

                                                                          EX 4.1
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                      PLANET HOLLYWOOD INTERNATIONAL, INC.,
                                   as Issuer,


                            THE SUBSIDIARY GUARANTORS
                                  NAMED HEREIN,
                            as Subsidiary Guarantors,


                                       and


                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee



                 10% Secured Deferrable Interest Notes Due 2005



                          ----------------------------


                                    INDENTURE

                             Dated as of May 8, 2000


                          ----------------------------





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

                                TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

              ARTICLE 1. Definitions and Incorporation by Reference
SECTION 1.1.  Definitions........................................................................................1
SECTION 1.2.  Other Definitions..................................................................................17
SECTION 1.3.  Incorporation by Reference of Trust Indenture Act..................................................17
SECTION 1.4.  Rules of Construction..............................................................................18

                              ARTICLE 2. The Notes

SECTION 2.1.  Form and Dating....................................................................................19
SECTION 2.2.  Execution and Authentication.......................................................................19
SECTION 2.3.  Registrar and Paying Agent.........................................................................19
SECTION 2.4.  Paying Agent To Hold Money in Trust................................................................20
SECTION 2.5.  Lists of Holders...................................................................................20
SECTION 2.6.  Transfer and Exchange..............................................................................20
SECTION 2.7.  Replacement Notes..................................................................................21
SECTION 2.8.  Outstanding Notes..................................................................................21
SECTION 2.9.  Temporary Notes....................................................................................21
SECTION 2.10.  Cancellation......................................................................................22
SECTION 2.11.  Defaulted Interest................................................................................22
SECTION 2.12.  CUSIP Numbers.....................................................................................22

                              ARTICLE 3. Redemption

SECTION 3.1.  Notices to the Trustee.............................................................................22
SECTION 3.2.  Selection of Notes To Be Redeemed..................................................................22
SECTION 3.3.  Notice of Redemption...............................................................................23
SECTION 3.4.  Effect of Notice of Redemption.....................................................................23
SECTION 3.5.  Deposit of Redemption Price........................................................................24
SECTION 3.6.  Notes Redeemed in Part.............................................................................24
SECTION 3.7.  Optional Redemption................................................................................24
SECTION 3.8.  Mandatory Redemption...............................................................................24

                              ARTICLE 4. Covenants

SECTION 4.1.  Payment of Notes...................................................................................24
SECTION 4.2.  SEC Reports........................................................................................25
SECTION 4.3.  Limitation on Consolidated Debt....................................................................25
SECTION 4.4.  Future Guarantors..................................................................................27
SECTION 4.5.  Limitation on Restricted Payments..................................................................27
SECTION 4.6.  Dividend and other Payment Restrictions Affecting Subsidiaries.....................................28
SECTION 4.7.  Asset Dispositions.................................................................................29
SECTION 4.8.  Transactions with Affiliates.......................................................................30
SECTION 4.9.  Limitation on Issuances and Sales of Capital, Stock of Restricted Subsidiaries.....................31
SECTION 4.10.  Change of Control.................................................................................31

                                      (i)

SECTION 4.11.  Limitation on Liens...............................................................................32
SECTION 4.12.  Business Activities...............................................................................34
SECTION 4.13.  Maintenance of Insurance..........................................................................34
SECTION 4.14.  Compliance Certificates; Statement by Officers as to Default......................................34
SECTION 4.15. Creditor Directors.................................................................................35
SECTION 4.16. Voting Agreement Among Stockholders................................................................35
SECTION 4.17.  Foreign Subsidiaries..............................................................................36
SECTION 4.18.  Further Instruments and Acts......................................................................36
SECTION 4.19. Calculation of Original Issue Discount.............................................................36

                          ARTICLE 5. Successor Company

SECTION 5.1.  When Company May Merge or Transfer Assets..........................................................36

                        ARTICLE 6. Defaults and Remedies

SECTION 6.1.  Events of Default..................................................................................37
SECTION 6.2.  Acceleration.......................................................................................39
SECTION 6.3.  Other Remedies.....................................................................................39
SECTION 6.4.  Waiver of Past Defaults............................................................................39
SECTION 6.5.  Control by Majority................................................................................40
SECTION 6.6.  Limitation on Suits................................................................................40
SECTION 6.7.  Rights of Holders To Receive Payment...............................................................40
SECTION 6.8.  Collection Suit by Trustee.........................................................................40
SECTION 6.9.  Trustee May File Proofs of Claim...................................................................40
SECTION 6.10.  Priorities  41
SECTION 6.11.  Undertaking for Costs.............................................................................41
SECTION 6.12.  Waiver of Stay or Extension Laws..................................................................41
SECTION 6.13.  Actions of a Holder...............................................................................41

                               ARTICLE 7. Trustee

SECTION 7.1.  Duties of Trustee..................................................................................42
SECTION 7.2.  Rights of Trustee..................................................................................43
SECTION 7.3.  Individual Rights of Trustee.......................................................................43
SECTION 7.4.  Trustee's Disclaimer...............................................................................44
SECTION 7.5.  Notice of Defaults.................................................................................44
SECTION 7.6.  Reports by Trustee to Holders......................................................................44
SECTION 7.7.  Compensation and Indemnity.........................................................................44
SECTION 7.8.  Replacement of Trustee.............................................................................45
SECTION 7.9.  Successor Trustee by Merger........................................................................45
SECTION 7.10.  Eligibility; Disqualification.....................................................................46
SECTION 7.11.  Preferential Collection of Claims Against Company.................................................46

                  ARTICLE 8. Discharge of Indenture; Defeasance

SECTION 8.1.  Discharge of Liability on Notes; Defeasance........................................................46
SECTION 8.2.  Conditions to Defeasance...........................................................................47

                                      (ii)

SECTION 8.3.  Application of Trust Money.........................................................................48
SECTION 8.4.  Repayment to Company...............................................................................48
SECTION 8.5.  Indemnity for Government Obligations...............................................................48
SECTION 8.6.  Reinstatement......................................................................................48

                              ARTICLE 9. Amendments

SECTION 9.1.  Without Consent of Holders.........................................................................49
SECTION 9.2.  With Consent of Holders............................................................................49
SECTION 9.3.  Compliance with Trust Indenture Act................................................................50
SECTION 9.4.  Revocation and Effect of Consents and Waivers......................................................50
SECTION 9.5.  Notation on or Exchange of Notes...................................................................50
SECTION 9.6.  Trustee To Sign Such Amendments....................................................................50
SECTION 9.7.  Payment for Consent................................................................................51

                              ARTICLE 10. Security

SECTION 10.1.  Security Documents................................................................................51
SECTION 10.2.  Opinions of Counsel...............................................................................52
SECTION 10.3.  Release and Substitution of Collateral............................................................52
SECTION 10.4.  Certificates of the Company.......................................................................52
SECTION 10.5.  Authorization of Actions to be Taken by the Trustee Under the Security Documents..................53
SECTION 10.6.  Authorization of Receipt of Funds by the Trustee Under the Security Documents.....................53
SECTION 10.7.  Release upon Termination of the Obligations.......................................................53

                        ARTICLE 11. Subsidiary Guarantees

SECTION 11.1.  Guarantees........................................................................................54
SECTION 11.2.  Limitation on Liability...........................................................................55
SECTION 11.3.  Successors and Assigns............................................................................55
SECTION 11.4.  No Waiver.........................................................................................55
SECTION 11.5.  Modification......................................................................................55
SECTION 11.6.  Release of Subsidiary Guarantor...................................................................56

                            ARTICLE 12. Miscellaneous

SECTION 12.1.  Trust Indenture Act Controls......................................................................56
SECTION 12.2.  Notices...........................................................................................56
SECTION 12.3.  Communication by Holders with Other Holders.......................................................57
SECTION 12.4.  Certificate and opinion as to Conditions Precedent................................................57
SECTION 12.5.  Statements Required in Certificate or Opinion.....................................................57
SECTION 12.6.  When Notes Disregarded............................................................................57
SECTION 12.7.  Rules by Trustee, Paying Agent and Registrar......................................................58
SECTION 12.8.  Legal Holidays....................................................................................58
SECTION 12.9.  Governing Law; Consent to Jurisdiction; Waiver of Immunities......................................58
SECTION 12.10.  No Recourse Against Others.......................................................................59

                                     (iii)

SECTION 12.11.  Successors.......................................................................................59
SECTION 12.12.  Multiple Originals...............................................................................59
SECTION 12.13.  Table of Contents; Headings......................................................................59


Exhibit A         Form of Note
Exhibit B         Form of Security Agreement
Exhibit C         Form of Intercreditor Agreement
Exhibit D         Form of Pledge Agreement


                                      (iv)

                              CROSS-REFERENCE TABLE

      TIA                                                                                                Indenture
    Section                                                                                               Section
    -------                                                                                               -------
310   (a)(1).....................................................................................         7.10
      (a)(2).....................................................................................         7.10
      (a)(3).....................................................................................         N.A.
      (a)(4).....................................................................................         N.A.
      (b)........................................................................................         7.8;7.10
      (c)........................................................................................         N.A.
311   (a)........................................................................................         7.11
      (b)........................................................................................         7.11
      (c)........................................................................................         N.A.
312   (a)........................................................................................         2.5
      (b)........................................................................................         12.3
      (c)........................................................................................         12.3
313   (a)........................................................................................         7.6
      (b)(1).....................................................................................         N.A.
      (b)(2).....................................................................................         7.6
      (c)........................................................................................         7.6
      (d)........................................................................................         7.6
314   (a)........................................................................................         12.2
      (b)........................................................................................         10.4
      (c)(1).....................................................................................         12.4
      (c)(2).....................................................................................         12.4
      (c)(3).....................................................................................         N.A.
      (d)........................................................................................         10.2
      (e)........................................................................................         12.5
315   (a)........................................................................................         7.1
      (b)........................................................................................         7.5;12.2
      (c)........................................................................................         7.1
      (d)........................................................................................         7.1;7.2
      (e)........................................................................................         6.11
316   (a)(last sentence).........................................................................         12.6
      (a)(1)(A)..................................................................................         6.5
      (a)(1)(B)..................................................................................         6.4
      (a)(2).....................................................................................         N.A.
      (b)........................................................................................         6.7
317   (a)(1).....................................................................................         6.8
      (a)(2).....................................................................................         6.9
      (b)........................................................................................         2.4
318   (a)........................................................................................         12.1

                           N.A. means Not Applicable.

------------------
Note: This Cross-Reference Table shall not, for any purpose be deemed to be part of this Indenture.

THIS INDENTURE IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF MAY 8, 2000 BY AND AMONG THE CIT GROUP/BUSINESS CREDIT, INC., FOR ITSELF AND AS AGENT, WLR RECOVERY FUND L.P., WILMINGTON TRUST COMPANY, AS AGENT, UNITED STATES TRUST COMPANY OF NEW YORK, AS JUNIOR SUBORDINATED TRUSTEE AND THE OTHER PERSONS AND ENTITIES SIGNATORY THERETO (THE "INTERCREDITOR AGREEMENT"), WHICH MATERIALLY AFFECTS CERTAIN PAYMENT RIGHTS, SUBORDINATES CERTAIN OBLIGATIONS AND CERTAIN SECURITY INTERESTS AND LIENS, AND LIMITS RIGHTS TO ENFORCEMENT OF THE PARTIES TO THIS INDENTURE. ALL PERSONS OR OTHER ENTITIES WHICH AT ANY TIME HOLD INDEBTEDNESS HEREUNDER OR WHICH IS SECURED HEREBY ARE BOUND BY THE TERMS OF THE INTERCREDITOR AGREEMENT, WHICH WILL BE MADE AVAILABLE UPON REQUEST TO ANY PARTY HERETO.

         INDENTURE dated as of May 8, 2000, among PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation ("Planet Hollywood" and the "Company"), the parties whose names and signatures appear on the signature pages hereto under the heading "Subsidiary Guarantors" (collectively, the "Subsidiary Guarantors") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation (the "Trustee").

         Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders.

                                   ARTICLE 1.

                   Definitions and Incorporation by Reference
                   ------------------------------------------

         SECTION 1.1.  Definitions.
                       -----------

         "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Restricted Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person, which Debt or Lien was not Incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Asset Disposition Proceeds" means from and after the Issue Date the aggregate Net Available Proceeds from all Asset Dispositions.

         "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition (collectively, any "disposition") by the Company or any Restricted Subsidiary (including any disposition by means of a consolidation, merger or similar transaction or as a result of any

Condemnation) other than (a) dispositions in the ordinary course of business (including dispositions of Memorabilia in the ordinary course of business and dispositions of obsolete or worn-out property), (b) [Intentionally Omitted], (c) dispositions of Orlando Allstar Cafe owned by All Star Cafe (New York), Inc., the Dublin, Ireland location owned by Rivermist Limited, the Munich, Germany location owned by Movie Restaurant GmbH & Co. KG and Planet Hollywood at 57th Street in New York, New York owned by Planet Hollywood New York, Ltd., (d) a disposition by a Restricted Subsidiary to the Company or a Restricted Subsidiary or by the Company to a Restricted Subsidiary of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary, (ii) all or substantially all of the assets of the Company or any Restricted Subsidiary representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries, (e) a Restricted Payment which is permitted pursuant to Section 4.5 or (f) a disposition that is subject to the provisions set forth in Section 5.1(a).

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Bank Credit Agreement" means any one or more credit agreements (which may include or consist of revolving credits) between the Company or any Restricted Subsidiary and one or more banks or other financial institutions providing financing for the business of the Company and its Restricted Subsidiaries, including without limitation the Revolving Credit Agreement and the Senior Secured Note Purchase Agreement.

         "Bankruptcy Court" means the United States District Court for the District of Delaware, presiding over the Chapter 11 cases of the Company and certain of its Subsidiaries and Affiliates.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" of any Person means an obligation that is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP (a "Capital Lease"). The amount of such Debt represented by such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and shall (i) include any preferred equivalent obligations and (ii) exclude debt securities convertible into Capital Stock.

         "Change of Control" means:

                  (i) the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all the assets of the Company and the Restricted Subsidiaries taken as a whole, except as permitted by the proviso to Section 5.1; or

                   (ii) the adoption of a plan relating to the liquidation or dissolution of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means any assets of the Company or any of its Subsidiaries defined as "Collateral" in any of the Security Documents and assets from time to time in which a Lien exists as security for any of the Obligations under this Indenture.

         "Collateral Agent" means United States Trust Company of New York, acting in its capacity as agent with respect to the Collateral under the Security Documents.

         "Commission" means the Securities and Exchange Commission and any survivor agency.

         "Condemnation" means any actual or threatened condemnation, taking or exercise of the power of eminent domain or similar action or proceeding.

         "Consolidated EBITDA" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period PLUS the following (to the extent deducted in calculating such Consolidated Net Income):

                  (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period,

                  (ii) Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period,

                  (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, and

                  (iv) any non-cash expense related to the issuance to employees of the Company or any Restricted Subsidiary of the Company of options to purchase Capital Stock of the Company or such Restricted Subsidiary;

PROVIDED, HOWEVER, that if Consolidated EBITDA for any period shall be less than $1.00, Consolidated EBITDA for such period shall be deemed to be $1.00.

         "Consolidated Income Tax Expenses" for any period means the consolidated provision for income taxes of the Company and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period, the consolidated interest expense included in a consolidated income statement (excluding interest income) of the Company and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded therefrom:

                  (i) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction,

                  (ii) the net income (and loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period,

                  (iii) all extraordinary gains and losses (including from Asset Dispositions),

                  (iv) the cumulative effect of changes in accounting principles,

                  (v) non-cash gains or losses resulting from fluctuations in currency exchange rates,

                  (vi) any noncash gain or loss realized on the termination of any employee pension benefit plan and

                  (vii) the tax effect of any of the items described in clauses
         (i) through (vii) above;

PROVIDED FURTHER, HOWEVER, that for purposes of any determination pursuant to the provisions of Section 4.5, there shall further be excluded therefrom the net income of any Restricted Subsidiary that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

         "Consolidated Net Worth" of any Person means the consolidated stockholders, equity of such Person, determined on a consolidated basis in accordance with GAAP, LESS amounts attributable to Disqualified Stock of such Person; PROVIDED, HOWEVER, that, with respect to the Company, adjustments following the date of this Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

         "Core Asset" means any of the following assets: Planet Hollywood copyrights and globe design and stylized lettering trademarks, classes 42 and 25; the Company's investment in the Planet Hollywood restaurant facilities located in Orlando, Florida, London, England, Paris, France, Las Vegas, Nevada, 1540 Broadway, New York (currently Official All Star Cafe restaurant), Myrtle Beach, South Carolina, Euro Disney, France, Cannes, France, Atlantic City, New Jersey, Washington, D.C., San Antonio, Texas, St. Louis, Missouri, Dallas, Texas, Atlanta, Georgia, Miami Beach, Florida (currently Official All Star Cafe restaurant); Joint Ventures (excluding Times Square Partners, ECE de S.A., C.V., Planet Hollywood Asia Pte, Ltd. and PlanetHollywood Asia.com, Inc.); and Memorabilia reasonably necessary to operate the foregoing Core Assets.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent,

                  (i)  every obligation of such Person for money borrowed,

                  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including any such obligations Incurred in connection with the acquisition of property, assets or businesses,

                  (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers acceptances or similar facilities issued for the account of such Person,

                  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (v)  every Capital Lease Obligation of such Person,

                  (vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse expenses or other amounts in connection therewith,

                  (vii) all obligations to redeem Disqualified Stock issued by such Person,

                  (viii) all Attributable Debt,

                  (ix) net obligations under Interest Rate and Currency Protection Agreements of such Person,

                  (x) every obligation of the type referred to in clauses (i) through (ix) of another Person secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured and

                  (xi) every obligation of the type referred to in clauses (i) through (ix) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed.

The "amount" or "principal amount" of any Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (b) any Receivables Sales shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company or a Wholly-Owned Restricted Subsidiary) thereof, excluding amounts representative of yield or interest earned on such investment, (c) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, (d) any Capital Lease Obligation, shall be determined in accordance with the definition thereof and (e) any Permitted Interest Rate or Currency Protection Agreement shall be zero. In no event shall Debt include any liability for taxes. For purposes of determining any particular amount of Debt, Guarantees or Liens with respect to letters of credit supporting Debt otherwise included in the determination of a particular amount shall not be included.

         "Default" means an event that is, or after the passing of time or the giving of notice or both would be, an Event of Default.

         "Defeasance Obligations" means Government Securities (or certificates representing an ownership interest in such Government Obligations) which are not callable or redeemable at the issuer's option.

         "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the final Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Preferred Stock upon the occurrence of a change of control occurring prior to the first anniversary of the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Notes contained in Section 4.10 and such Preferred Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.10.

         "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A-311 or higher or "A--" or higher according to Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)) respectively, at the time as of which any investment or rollover therein is made.

         "Equity Offering" means any offering of common stock of the Company in an underwritten sale to the public pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company) that is declared effective by the Commission.

         "Event of Default" has the meaning set forth in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

         "Foreign Subsidiary" means any Subsidiary of the Company that is organized in a jurisdiction outside of the United States of America.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the relevant date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person, (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,
(ii) to purchase property, securities or services for the purposes of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Holders" means the registered holders from time to time of the Notes.

         "Hospitality" shall mean Planet Hospitality Holdings, Inc.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred" and "Incurring" shall have the meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt. Notwithstanding the foregoing, the Company may elect to treat all or any portion of revolving credit debt of the Company or a Subsidiary as being Incurred from and after any date beginning the date the revolving credit commitment is extended to the Company or a Subsidiary, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by the Company or a Subsidiary under such commitment up to the amount of such commitment designated by the Company as Incurred shall not be deemed to be new Incurrence of Debt by the Company or such Subsidiary; PROVIDED, HOWEVER, that the undrawn portion of any such revolving credit debt shall be deemed to be outstanding Debt until such time as the commitment thereunder is terminated. Neither the accrual of interest nor the accretion of principal of a non-interest bearing or other discount or deferrable security shall be deemed the Incurrence of Debt.

         "Indenture" means this Indenture as the same may be amended, supplemented or otherwise modified from time to time.

         "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Board of Directors of the Company, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Subsidiaries and Affiliates.

         "Intercreditor Agreement" means the Intercreditor Agreement dated as of the Issue Date by and among the Company, the Revolving Credit Agent, the Senior Secured Notes Agent and the Trustee and consented to by the Holders party thereto, which agreement shall set forth the relative rights of the parties in respect of the shared collateral and security interests granted by the Company and the Subsidiary Guarantors to such parties, as the same may be amended, supplemented or otherwise modified from time to time, and which shall be substantially in the form of Exhibit C attached hereto.

         "Interest Payment Dates" mean each of the semiannual interest payment dates on April 1 and October 1 of each year, commencing October 1, 2000.

         "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but excluding any loan, advance or extension of credit to an employee of the Company or any Restricted Subsidiary in the ordinary course of business, accounts receivables and other commercially reasonable extensions of trade credit.

         "Issue Date" means the date on which the Notes are first issued and delivered.

         "Joint Venture" means (i) the joint ventures between Planet Hollywood (Theatres), Inc. and AMCPH Holdings, Inc., (ii) Planet Hollywood Asia Pte, Ltd.,
(iii) ECE de S.A., C.V., (iv) PlanetHollywood Asia.com, Inc., (v)
PlanetHollywood.com, Inc., (vi) Times Square Partners and (vii) any joint venture in which the Company or any Restricted Subsidiary does not have both a majority ownership interest therein and the power to direct the policies, management and affairs thereof.

         "Lenders" means each of the institutions a party to and acting as lenders under the Revolving Credit Agreement.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

         "Memorabilia" means all memorabilia, collectibles, souvenirs, keepsakes or any other tangible property owned by the Company or any Subsidiary Guarantor the market value of which is to any extent derived from the association with (i) a celebrity, entertainer or athlete or any other person reasonably understood to be a celebrity, entertainer or athlete or (ii) any motion picture, television program, series of television programs or sports or entertainment event.

         "Net Available Proceeds" from any Asset Disposition by any Person means cash or Permitted Short-Term Investments received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes (including taxes payable upon payment or other distribution of funds from a foreign subsidiary to the Company or another Subsidiary of the Company) required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or Joint Ventures as a result of such Asset Disposition, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors of the Company, in its reasonable good faith judgment evidenced by a board resolution filed with the Trustee; PROVIDED, HOWEVER, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of this Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction, and (v) any consideration for an Asset Disposition (which would otherwise constitute Net Available Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (v) shall become Net Available Proceeds at such time and to the extent such amounts are released to such Person.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-Recourse Debt" means Debt:

                  (i)  as to which neither the Company nor any Restricted
         Subsidiary:

                  (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt);

                  (b) is directly or indirectly liable (as a guarantor or otherwise); or

                  (c) constitutes the lender;

                  (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against the Company or any Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Notes" means the Notes issued under this Indenture.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each holder at his address appearing in the Notes register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such offer at the purchase price specified in such offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such offer and a settlement date for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Offer to Purchase.

         "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means an opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

         "Parent" means, with regard to any Person, any other entity of which such Person is a Subsidiary.

         "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary (i) in any Person as a result of which such Person becomes a Restricted Subsidiary, (ii) in Permitted Short-Term Investments, (iii) in Permitted Interest Rate or Currency Protection Agreements, (iv) made as a result of the receipt of noncash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.7, (v) in TSP as and if required under the TSP Agreement, (vi) in Joint Ventures, Foreign Subsidiaries or Unrestricted Subsidiaries using only the net proceeds from dispositions of existing Joint Ventures, Foreign Subsidiaries or Unrestricted Subsidiaries,
(vii) consisting of loans or advances to employees made in the ordinary course of business not to exceed $250,000 in the aggregate outstanding at any one time and (viii) in addition to any Investments in Joint Ventures pursuant to clause
(vi) above, in Joint Ventures, Foreign Subsidiaries and Unrestricted Subsidiaries not to exceed in the aggregate the amounts set forth below during the indicated periods:

                                                     Amount of Permitted Investment in
         Period...                                   Joint Ventures During such Period
         ---------                                   ---------------------------------
         Calendar Year 2000                          $2.5 million
         Calendar Year 2001                          $3 million
         Calendar Year 2002                          $3 million
         Calendar Year 2003                          $4 million
         Calendar Year 2004                          $4 million
         January 1, 2005 through Fifth
         Anniversary of Issue Date                   $1 million

         "Permitted Short-Term Investments" means: (i) U.S. dollars, (ii) Government Securities that mature or are subject to redemption at the option of the holder not more than one year after the date of acquisition thereof; (iii) any time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or demand deposit in, an Eligible Institution; (iv) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the date of acquisition, of "P-1" or higher according to Moody's Investors Service, Inc. or "A-1" or higher according to Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; (vi) repurchase obligations with a term of not more than 7 days for Government Securities entered into with an Eligible Institution; and (vii) any fund investing primarily in investments of the types described in clauses (i) through (vi) above.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

         "Plan of Reorganization" means that certain First Amended Joint Plan of Reorganization of the Company and certain of its Subsidiaries, dated as of December 13, 1999, as amended, supplemented or otherwise modified, and as confirmed by the United States Bankruptcy Court for the District of Delaware by order dated January 21, 2000.

         "Pledge Agreement" shall mean the Pledge Agreement, dated as of the date hereof, by the Company, Planet Hollywood Memorabilia, Inc. and each Subsidiary Guarantor that is a pledgor hereunder in favor of the Collateral Agent for the benefit of the Holders, as amended, modified or supplemented from time to time, and which shall be substantially in the form of Exhibit D attached hereto.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Principal" of a Note means the principal of the Note PLUS the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money in respect of the sale of goods or services.

         "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

         "Refinance" means in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinance" shall have correlative meanings.

         "Refinancing Debt" means Debt that Refinances any Debt of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Debt that Refinances Refinancing Debt; PROVIDED, HOWEVER, that:

                  (i) such Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being Refinanced,

                  (ii) such Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced,

                  (iii) such Refinancing Debt has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (PLUS fees and expenses, including any premium and defeasance costs) under the Debt being Refinanced; PROVIDED, HOWEVER, that (A) the aggregate principal amount of all Refinancing Debt in respect of the Revolving Credit Agreement may be in an amount not to exceed $25 million, if such Refinancing Debt is secured by only Receivables, inventory and Memorabilia of the Company and its Restricted Subsidiaries and (B) the aggregate principal amount of all Refinancing Debt in respect of the Senior Secured Notes may be in an amount not to exceed $10 million; and

                  (iv) in the event the Debt being Refinanced constitutes a Subordinated Obligation, the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances Debt of the Company or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

         "Related Person" of any Person means any other Person directly or indirectly owning (a) 10% or more of the outstanding common equity of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person) or (b) 10% or more of the combined voting power of the Voting Stock of such Person.

         "Restricted Payment" with respect to any Person means:

                  (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly-Owned Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),

                  (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),

                  (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or

                  (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the Issue Date, unless such Subsidiary is an Unrestricted Subsidiary.

         "Revolving Credit Agent" means the Agent from time to time under the Revolving Credit Agreement.

         "Revolving Credit Agreement" means the Revolving Credit Agreement dated as of the date hereof among the Company, Planet Hollywood Memorabilia, Inc., the Subsidiary Guarantors, The CIT Group/Business Credit, Inc. and WLR Recovery Fund L.P., as the same may be amended, supplemented or otherwise modified from time to time.

         "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "Securities Act" means the Securities Act of 1933, as amended (or any successor act) and the rules and regulations thereunder.

         "Security Agreement" means the Security Agreement, dated as of the date hereof, made by the Company and the Subsidiary Guarantors in favor of the Collateral Agent as secured party thereunder, as the same may be amended, supplemented or otherwise modified from time to time, and which shall be substantially in the form of Exhibit B attached hereto.

         "Security Documents" shall mean, collectively, the Security Agreement, the Pledge Agreement, each Assignment for Security (Trademarks and Copyrights), substantially in the form of Exhibit A to the Security Agreement and all Uniform Commercial Code financing statements required by the Security Agreement to be filed with respect to the security interests in personal property and fixtures created pursuant to such agreements, and all other documents and agreements executed and delivered by the Company and Planet Hollywood Memorabilia, Inc. and/or the Subsidiary Guarantors in connection with any of the foregoing documents.

         "Senior Secured Notes" means the Company's Senior Secured Notes Due
2001.

         "Senior Secured Notes Agent" means Wilmington Trust Company, together with its successors and assigns in such capacity.

         "Senior Secured Note Purchase Agreement" means the Note Purchase Agreement dated as of the date hereof among the Company, each of the purchasers signatory thereto and the Senior Secured Notes Agent, as the same may be amended, supplemented or otherwise modified from time to time.

         "Significant Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or
(ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof. Notwithstanding the foregoing, a Joint Venture shall be not be deemed to be a Subsidiary of the Company or any Restricted Subsidiary.

         "Subsidiary Guarantee" means the Guarantee by a Subsidiary Guarantor of the Company's Obligations with respect to the Notes contained in Article 11 hereof.

         "Subsidiary Guarantor" shall have the meaning set forth in the Preamble and from and after the Issue Date shall include each Restricted Subsidiary that, pursuant to Section 4.4 or Section 4.17, fully and unconditionally guarantees, jointly and severally, on a senior basis to each Holder the Company's Obligations under this Indenture and the Notes.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. H 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided by Section 9.3.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "TSP" shall mean Times Square Partners LLC.

         "TSP Agreement" means the Amended and Restated Limited Liability Company Operating Agreement of TSP, dated as of December 3, 1997, among Intell Times Square LLC, Madison Broadway Associates LLC, SPE Times Square, Inc., Hospitality and Ned White.

         "TSP Membership Interest" shall mean the twenty percent (20%) equity interest in TSP owned by Hospitality.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company designated as such by the Board of Directors of the Company as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (1) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt), (2) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, or (3) has any obligation to make additional Investments in such Subsidiary or any Subsidiary of such Subsidiary, (b) such Subsidiary has no Debt other than Non-Recourse Debt; PROVIDED, HOWEVER, that if any Unrestricted Subsidiary Incurs any Debt other than Non-Recourse Debt or any Non-Recourse Debt Incurred by such Unrestricted Subsidiary shall thereafter cease for any reason to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of such Debt by the Company and such Unrestricted Subsidiary shall be deemed to be a Restricted Subsidiary for purposes of Section 4.4 and (c) such Subsidiary and each Subsidiary of such Subsidiary has at least one director on its board of directors that is not a director or executive officer of the Company or any Restricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED that, immediately after giving effect to such designation, the Company could incur an additional $1.00 of Debt pursuant to Section 4.3(a).

         "Vendor Financing Facility" means (i) any agreements between the Company and/or any Restricted Subsidiary and one or more vendors or lessors of the Company and/or any Restricted Subsidiary (or any affiliate of any such vendor or lessor) providing financing for the acquisition by the Company or any such Restricted Subsidiary of inventory, equipment or other assets used in the business of the Company and/or any Restricted Subsidiary and (ii) the existing agreement between the Company and INAC, Inc. providing financing for the insurance premiums for certain insurance policies of the Company and its Restricted Subsidiaries.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary 99% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company or by one or more Wholly-Owned Restricted Subsidiaries of the Company or by the Company and one or more Wholly-Owned Restricted Subsidiaries of the Company.

         SECTION 1.2.  Other Definitions.

                                                                                    Defined in
                                      Term                                           Section
----------------------------------------------------------------------------    ------------------
"Affiliate Transaction"......................................................          4.8
 --------- -----------
"Appendix"...................................................................          2.1
 --------
"Bankruptcy Law".............................................................          6.1
 ---------- ---
"Cash Insurance".............................................................          4.13
 ---- ---------
"Company"....................................................................        Preamble
 -------
"Covenant Defeasance Option".................................................          8.1(b)
 -------- ---------- ------
"Creditor Directors".........................................................          4.15
 -------- ---------
"Creditor Director Re-election Notice".......................................          4.15
 -------- -------- ----------- ------
"Custodian"..................................................................          6.1
 ---------
"Debt Coverage Ratio"........................................................          4.3
 ---- -------- -----
"Event of Default"...........................................................          6.1
 ----- -- -------
"Holders Notice of Replacement Creditor Directors"...........................          4.15
 ------- ------ -- ----------- -------- ---------
"Insurance Account"..........................................................          4.13
 --------- -------
"Insurance Proceeds".........................................................          4.13
 --------- --------
"Company"....................................................................        Preamble
 -------
"Legal Defeasance Option"....................................................          8.1(b)
 ----- ---------- ------
"Legal Holiday"..............................................................         12.8
 ----- -------
"Mandatory Redemption".......................................................          3.8
 --------- ----------
"Notes"......................................................................        Recital
 -----
"Notice of Default"                                                                    6.1
 ------ -- -------
"Obligations"................................................................         10.1
 -----------
"Paying Agent"...............................................................          2.3
 ------ -----
"Permitted Lien".............................................................          4.11
 --------- ----
"Planet Hollywood"...........................................................        Preamble
 ------ ---------
"Proxy Statement"............................................................          4.15
 ----- ---------
"Registrar"..................................................................          2.3
 ---------
"Replacement Director".......................................................          4.15
 ----------- --------
"Successor Company"..........................................................          5.1
 --------- -------
"Trustee"....................................................................       Preamble
 -------


         SECTION 1.3. Incorporation by Reference of Trust Indenture Act. The provisions of TIA ss.ss. 310 through 317 that impose a duty on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Notes are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect. The following TIA terms have the following meanings:

         "Commission" means the Commission;

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

         SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

                  (7) the principal amount of any noninterest bearing or other discount or deferrable interest security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP, but accretion of principal on such security shall not be deemed to be the Incurrence of Debt;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

                  (9) the terms "redemption" and "redeemable" shall not be deemed to refer to Offers to Purchase or to repurchases pursuant to
         Section 4.10 or similar offers or repurchases.

                                   ARTICLE 2.

                                    The Notes
                                    ---------

         SECTION 2.1. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (PROVIDED that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Exhibit A are part of the terms of this Indenture.

         SECTION 2.2. Execution and Authentication. Two officers shall sign the Notes for the Company by manual or facsimile signature.

         If an officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company, authenticate and deliver Notes for original issue up to the aggregate principal amount of $95,000,000. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $95,000,000 except as provided in Section 2.7.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Whenever the Company must issue or deliver Notes pursuant to this Indenture, the Trustee shall authenticate the Notes at the Company's request.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

         SECTION 2.4. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If either Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.5. Lists of Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

         SECTION 2.6. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) (or any successor provision thereto) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

         To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

         The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

         Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         SECTION 2.7. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 (or any successor provision thereto) of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company.

         SECTION 2.8. Outstanding Notes. The Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note; PROVIDED, HOWEVER, that, in determining whether the Holders of the requisite principal amount at maturity of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         SECTION 2.9. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for Temporary Notes.

         SECTION 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and may, but shall not be required to, destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace securities they have redeemed, paid or delivered to the Trustee for cancellation.
         SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.12. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3.

                                   Redemption

         SECTION 3.1. Notices to the Trustee. If the Company elects to redeem Notes pursuant to Sections 3.7 or 3.8 hereof, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

         The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

         SECTION 3.2. Selection of Notes To Be Redeemed. If less than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not listed, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

         SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

         The notice shall identify the Notes (including CUSIP number(s), if any) to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

         SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.5. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.7. Optional Redemption. At any time following the Issue Date, the Notes will be redeemable, in whole or in part, at the option of the Company, upon not less than 30 and no more than 60 days' prior notice, on any April 1, July 1, October 1 or January 2 of any year at a redemption price equal to 100% of the principal amount thereof PLUS accrued and unpaid interest, if any, to the date of redemption.

         SECTION 3.8. Mandatory Redemption. If (i) as reflected in the Company's financial statements for the most recently completed period of four fiscal quarters immediately preceding any Interest Payment Date (commencing with the four-quarter fiscal period ending immediately prior to the first anniversary of the Issue Date), the ratio of the Company's Consolidated EBITDA to Consolidated Interest Expense for such four-quarter period is greater than 2.00 to 1.00 and
(ii) the sum of the Company's cash on hand at the last day of such period PLUS the lesser of the borrowing base or the commitments under the Revolving Credit Agreement exceeds $25,000,000, then the Company shall be required to use 50% of such excess amount to redeem the Notes, in whole or in part, on the next Interest Payment Date, at a redemption price equal to 100% of the principal amount thereof PLUS accrued and unpaid interest, if any, to the date of redemption (a "Mandatory Redemption"); PROVIDED, however, that the Company shall not be required to make a Mandatory Redemption if such redemption is not otherwise permitted under the Revolving Credit Agreement or the Senior Secured Note Purchase Agreement.

                                   ARTICLE 4.

                                    Covenants

         SECTION 4.1. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, interest and other amounts due on the Notes shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all such amounts then due and the Trustee or the Paying Agent is not prohibited from paying such amounts to the Holders on such date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         Notwithstanding any other provision of this Indenture or the Notes, the Company may elect to defer and compound to principal the first five semi-annual installments of interest on the Notes by providing written notice of such election to the Trustee at least 10 days prior to, but no more than 45 days prior to, the record date for the applicable interest payment date, which election (other than an election with respect to the first two semi-annual installments of interest following the Issue Date) shall be accompanied by an Officers' Certificate (i) certifying that for the most recently completed period of four fiscal quarters the ratio of the Company's Consolidated EBITDA to Consolidated Interest Expense is less than or equal to 1.75 to 1.00 and (ii) setting forth the detailed computations made to determine such ratio. To the extent that interest on the Notes is deferred and compounded pursuant to the foregoing sentence, such installments of interest shall be calculated at the rate of 12.75% per annum (rather than 10% per annum).

         SECTION 4.2. SEC Reports. Notwithstanding that the Company may not be, or may not be required to remain, subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission (unless the Commission will not accept such filing) and provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Company will also comply with the other provisions of TIA ss. 314(a).

         In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, promptly following their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company, compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.3. Limitation on Consolidated Debt. (a) The Company may not, and may not permit any Restricted Subsidiary to, Incur any Debt; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary may Incur Debt so long as the ratio of (i) the aggregate consolidated principal amount of Debt of the Company and the Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof to (ii) Consolidated EBITDA for the four full fiscal quarters ending on the date of such balance sheet determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 3.00 to 1.00 (the "Debt Coverage Ratio").

            (b) Notwithstanding the foregoing limitation, the Company and any Restricted Subsidiary may Incur the following:

                  (i) Debt Incurred under any one or more Vendor Financing Facilities;

                  (ii) Debt under the Revolving Credit Agreement or other agreements or arrangements to finance working capital requirements of the Company and any Refinancing Debt in respect of such Debt; PROVIDED, HOWEVER, at the time of the Incurrence of such Debt and after giving effect thereto, the aggregate principal amount of all Debt Incurred pursuant to this clause (ii) and then outstanding shall not exceed

         (A) $16.5 million or (B) $25 million, if such Debt is secured by only Receivables, inventory and Memorabilia of the Company and the Restricted Subsidiaries;

                  (iii) Debt represented by the Senior Secured Notes and any Refinancing Debt in respect of such Debt; PROVIDED that at the time of the Incurrence of such Debt and after giving effect thereto, (A) the aggregate principal amount of all Debt Incurred under the Senior Secured Notes and then outstanding shall not exceed $10 million;

                  (iv) Debt owed by the Company to any Wholly-Owned Restricted Subsidiary or Debt owed by any Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary; PROVIDED, HOWEVER, that upon either (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Wholly-Owned Restricted Subsidiary or (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Restricted Subsidiary to a Person other than the Company or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause (iii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the Company thereof at the time of such issuance, sale, lease, transfer or other disposition;

                  (v) Refinancing Debt Incurred to Refinance Debt Incurred pursuant to the first paragraph of this covenant or pursuant to clause
         (i), (vii) or (viii) or this clause (v) of this paragraph;

                  (vi) Debt consisting of Permitted Interest Rate and Currency Protection Agreements;

                  (vii)    Debt represented by the Notes;

                  (viii) Debt (including Capital Lease Obligations) of the Company or any Restricted Subsidiary financing the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); PROVIDED, HOWEVER, that at the time of the Incurrence of such Debt and after giving effect thereto, the aggregate amount of all Debt Incurred pursuant to this clause (viii) and then outstanding shall not exceed $10 million;

                  (ix) Debt consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of the Company or a Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance;

                  (x) Guarantees by the Company or any Restricted Subsidiary of Debt of any Joint Venture of the Company or any Restricted Subsidiary, PROVIDED that such Guarantees are unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and this Indenture; and

                  (xi) other Debt of the Company or any Restricted Subsidiary that is unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and this Indenture.

         (c) For purposes of determining compliance with this Section 4.3, in the event that an item of Debt meets the criteria of more than one of the types of Debt the Company and the Restricted Subsidiaries are permitted to Incur, the Company or such Restricted Subsidiary, as the case may be, shall have the right, in its sole discretion, to classify such item of Debt at the time of its Incurrence and shall only be required to include the amount and type of such Debt under the clause permitting the Debt as so classified.

         SECTION 4.4. Future Guarantors. In the event that, after the Issue Date, the Company shall acquire or create a Subsidiary, the Company shall cause such Subsidiary (unless such Subsidiary is a Foreign Subsidiary or an Unrestricted Subsidiary) to become a Subsidiary Guarantor and to Guarantee the Notes pursuant to a Subsidiary Guarantee.

         SECTION 4.5. Limitation on Restricted Payments. (a) The Company may not, and may not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment. Notwithstanding the foregoing, the Company may (i) Refinance, and permit its Restricted Subsidiaries to Refinance, any Debt otherwise permitted to be Refinanced by clause (v) of Section 4.3(b); and (ii) make any Restricted Payment by exchange for, or out of the proceeds of the sale of, or capital contribution in respect of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees).

         (b) Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary, directly or indirectly, to make an Investment if at the time the Company or such Restricted Subsidiary makes such Investment:

                  (1) a Default shall not have occurred and be continuing (or would not result therefrom);

                  (2) the Company is able to Incur an additional $1.00 of Debt pursuant to Section 4.3(a); and

                  (3) the aggregate amount of such Investment and all other Investments made pursuant to this Section 4.5(b) since the Issue Date would not exceed the sum of:

                          (A) 20% of the Consolidated Net Income of the Company
                  accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available at the time of such Investment (or, in case such Consolidated Net Income shall be a deficit, MINUS 20% of such deficit);

                          (B) the aggregate Net Cash Proceeds received by the
                  Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of its employees) less any Net Cash Proceeds used to make Restricted Payments pursuant to Section 4.5(a);

                          (C) the amount by which Debt of the Company is reduced
                  on the balance sheet of the Company upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Debt of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (LESS the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and

                          (D) an amount equal to the sum of (i) the net
                  reduction in Investments in Joint Ventures or Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Joint Ventures or Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

         SECTION 4.6. Dividend and other Payment Restrictions Affecting Subsidiaries. (a) The Company may not, and may not permit any Restricted Subsidiary, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

                  (ii) pay any indebtedness owed to the Company or any Restricted Subsidiary;

                  (iii) make loans or advances to the Company or any Restricted Subsidiary; or

                  (iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary.

            (b) Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

                  (i) pursuant to any agreement in effect on the Issue Date;

                  (ii) pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries;

                  (iii) pursuant to an agreement effecting a Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i) or (ii) above or clause (iv) below, PROVIDED, HOWEVER, that the provisions contained in such Refinancing agreement relating to such encumbrance or restriction are no more restrictive taken as a whole (as determined in good faith by the Chief Financial Officer of the Company) than the provisions contained in the predecessor agreement the subject thereof;

                  (iv) in the case of clause (iii) of Section 4.6(a), consisting of restrictions contained in any security agreement (including a Capital Lease Obligation) securing Debt of the Company or a Restricted Subsidiary otherwise permitted under this Indenture, but only to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreement;

                  (v) in the case of clause (iv) of Section 4.6(a), consisting of customary nonassignment provisions entered into in the ordinary course of business in leases governing leasehold interests, but only to the extent such provisions restrict the transfer of the lease or the property thereunder;

                  (vi) with respect to a Restricted Subsidiary, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; PROVIDED, HOWEVER, that after giving effect to such transaction no Default shall have occurred or be continuing, that such restriction terminates if such transaction is not consummated and that such consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into;

                  (vii) imposed pursuant to applicable law or regulations;

                  (viii) imposed pursuant to the Revolving Credit Agreement;

                  (ix) imposed pursuant to the Senior Secured Note Purchase Agreement and the Senior Secured Notes;

                  (x) imposed pursuant to this Indenture and the Notes; or

                  (xi) consisting of any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property.

         SECTION 4.7. Asset Dispositions. (a) The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Disposition unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition, as determined by the Board of Directors of the Company in good faith and evidenced by a resolution filed with the Trustee; (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary, as the case may be, consists of (A) cash or Permitted Short-Term Investments or (B) the assumption of Debt (other than Subordinated Obligations) of the Company or such Restricted Subsidiary and the release of the Company and the Restricted Subsidiaries, as applicable, from all liability on the Debt assumed; and (iii) if (A) no Event of Default has occurred and is then continuing and if (x) the Aggregate Asset Disposition Proceeds then exceed the greater of $15 million or 33% of the Consolidated EBITDA for the most recently ended period of four fiscal quarters or (y) the asset being disposed of is a Core Asset or (B) an Event of Default has occurred and is then continuing and the Trustee has not exercised any remedies pursuant to Section 6.2 or 6.3), all Net Available Proceeds, less any amounts invested within 180 days of such disposition in assets that comply with Section 4.12, are applied within 180 days of such disposition:

                  (A) first, to the repayment of Debt then outstanding under any Bank Credit Agreement and a corresponding permanent reduction in the commitments thereunder, if any; and

                  (B) second, to the extent that the Net Available Proceeds exceed the amount of Debt then outstanding under the Bank Credit Agreements, to a permanent reduction in the commitments thereunder, if any, by an amount equal to such excess Net Available Proceeds; and

                  (C) third, if the commitments under all Bank Credit Agreements have been reduced to zero and to the extent that the remaining Net Available Proceeds exceed $2.5 million, to make an Offer to Purchase outstanding Notes at 100% of their principal amount plus accrued and unpaid interest to the date of purchase thereon and, to the extent required by the terms thereof, any other Debt of the Company or a Restricted Subsidiary that ranks PARI PASSU with the Notes at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. To the extent that the aggregate amount of Notes tendered pursuant to an Offer to Purchase pursuant to this Section 4.7 exceeds the amount of remaining Net Available Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. To the extent any Net Available Proceeds remain after such uses, the Company and the Restricted Subsidiaries may use such amounts for any purposes not prohibited by this Indenture.

            (b) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.7. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.7, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.7 by virtue thereof.

         SECTION 4.8. Transactions with Affiliates. (a) Except for transactions the terms of which are set forth in agreements existing on the Issue Date, the Company may not, and may not permit any Restricted Subsidiary, directly or indirectly, to enter into any transactions (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Company or a Wholly-Owned Restricted Subsidiary) (an "Affiliate Transaction") unless:

                  (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary, as the case may be, with an unrelated Person; and

                  (ii) the Company delivers to the Trustee (A) with respect to any Affiliate Transaction involving aggregate consideration in excess of $500,000, a certificate of the Chief Executive officer of the Company to the effect that such Affiliate Transaction complies with clause (i) above; and (B) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5 million, an opinion as to the fairness to the Company or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

         (b) Notwithstanding the foregoing Section 4.8(a), the following shall be deemed not to be Affiliate Transactions:

                  (i) employee compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the Company;

                  (ii) transactions solely between or among the Company and the Restricted Subsidiaries;

                  (iii) Restricted Payments permitted by Section 4.5;

                  (iv) Investments by an Affiliate or Related Person of the Company in the Capital Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary; and

                  (v) transactions contemplated under the Plan of Reorganization.

         SECTION 4.9. Limitation on Issuances and Sales of Capital, Stock of Restricted Subsidiaries. The Company may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any person other than the Company or a Wholly-Owned Restricted Subsidiary except (i) in a transaction consisting of a sale of all the Capital Stock of such Restricted Subsidiary and that complies with the provisions of Section 4.7 to the extent such provisions apply; (ii) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares; (iii) in a transaction in which, or in connection with which, the Company or a Restricted Subsidiary acquires at the same time sufficient Capital Stock of such Restricted Subsidiary to at least maintain the same percentage ownership interest it had prior to such transaction; and (iv) Disqualified Stock of a Restricted Subsidiary Incurred to Refinance Disqualified Stock of such Restricted Subsidiary; PROVIDED, HOWEVER, that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being Refinanced.

         SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

                  (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (iv) the instructions determined by the Company, consistent with this Section 4.10, that a Holder must follow in order to have its Notes purchased.

         (c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

         (d) On the purchase date, all Notes purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         SECTION 4.11. Limitation on Liens. The Company may not, and may not permit any Restricted Subsidiary, directly or indirectly, to Incur or permit to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for the following Liens (each, a "Permitted Lien"):

                  (i) Liens to secure the Debt outstanding at any time under the Revolving Credit Agreement or the Senior Secured Notes, subject to the Intercreditor Agreement;

                  (ii) Liens to secure up to $5 million of other Debt permitted to be Incurred under this Indenture so long as effective provision is made to secure the Notes on a senior basis to the obligations so secured;

                  (iii)    Liens under the Security Documents;

                  (iv)     Liens in favor of the Company;

                  (v) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED FURTHER, HOWEVER, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries (other than inventory and receivables generated in the ordinary course of business and substitute property);

                  (vi) Liens on property at the time such Person or any of its Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

                  (vii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (viii)   Liens existing on the Issue Date;

                  (ix) Liens to secure any Refinancing Debt incurred to refinance any Debt secured by any Lien referred to in the foregoing clauses (i) through (viii);

                  (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED, HOWEVER, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (xi) Carriers', warehousemens', mechanics', landlords' materialmens', repairmens' or other like Liens arising in the ordinary course of business is respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED, HOWEVER, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (xii) purchase money Liens solely on the asset being acquired; PROVIDED that each such Lien does not secure Debt in excess of $3 million;

                  (xiii) Liens arising from precautionary UCC financing statement filings;

                  (xiv) statutory and common law landlords' liens under leases to which the Company or any of its Subsidiaries is a party;

                  (xv) Easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

                  (xvi) any attachment or judgment Lien not constituting an Event of Default under clause (9) of the first paragraph of Section 6.1; and

                  (xvii) Liens incurred in the ordinary course of business of the Company and the Restricted Subsidiaries with respect to obligations that do not exceed $1 million at any one time outstanding and that:

                           (A) are not incurred in connection with the borrowing
                  of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

                           (B) do not in the aggregate materially detract from
                  the value of the property or materially impair the use thereof in the operation of business by the Company and the Restricted Subsidiaries.

         SECTION 4.12. Business Activities. The Company shall not, and shall not permit any Restricted Subsidiary to, make any material change in the nature of the businesses as carried on at the date hereof.

         SECTION 4.13.  Maintenance of Insurance.

         (a) The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to the respective properties and businesses of the Company and its Restricted Subsidiaries against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         (b) In the event that the Company or any of its Restricted Subsidiaries receives any proceeds of any insurance that they are required to maintain pursuant to this Section 4.13, such proceeds shall constitute "Insurance Proceeds". Promptly following the receipt of any Insurance Proceeds, the Company shall apply such Insurance Proceeds in accordance with the provisions of Section 4.7; PROVIDED, HOWEVER, that Insurance Proceeds shall only be required to be so applied to the extent that the aggregate amount of all Insurance Proceeds received by the Company exceeds $1 million in any 12-month period.

         SECTION 4.14. Compliance Certificates; Statement by Officers as to Default. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or propose to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

         SECTION 4.15. Creditor Directors.

         (a) On or prior to the 90th day prior to the date on which the Company shall file with the Commission a proxy statement (the "Proxy Statement") to be sent to the stockholders of the Company in connection with a meeting of the Company's stockholders to re-elect the two individuals that were nominated to serve as Class III directors by the Creditors' Committee (as defined in the Plan of Reorganization) and elected to such directorships immediately following consummation of the Plan of Reorganization (the "Creditor Directors"), the Company shall mail a notice to each Holder, with a copy to the Trustee, stating that the Company shall nominate for re-election the Creditor Directors then serving on the Company's Board of Directors (the "Creditor Directors Re-election Notice"), subject to receiving the notice provided for in the following sentence. The Holders of at least a majority in principal amount of the Notes then outstanding shall have the right to notify the Company in writing within 60 days from the date the Company mails the Creditor Directors Re-election Notice to the Holders that the Company shall nominate one or two other named individuals (each a "Replacement Director") to serve as the Creditor Directors in place of a specified then serving Creditor Director or both then serving Creditor Directors, as the case may be (a "Holders Notice of Replacement Creditor Directors"). Upon receipt of a Holders Notice of Replacement Creditor Directors, the Company shall nominate each Replacement Director for election as a Creditor Director and shall recommend in the Proxy Statement that the Company's stockholders vote in favor of each such Replacement Director.

         (b) In the event of a vacancy in a directorship of a Creditor Director or Replacement Director resulting from death, resignation, removal or other causes, the Company shall mail a notice to each Holder, with a copy to the Trustee, stating that such vacancy has occurred and that the Company shall nominate for election as a Replacement Director to fill such vacancy an individual specified by the holders of at least a majority in principal amount of the Notes then outstanding in a Holders Notice of Replacement Director. Upon receipt of such Holders Notice of Replacement Creditor Director, unless such Replacement Director is appointed by the Company's Board of Directors to fill such vacancy, the Company shall nominate such Replacement Directors for election as a Creditor Director to fill such vacancy and shall recommend in a proxy statement that the Company's stockholders vote in favor of such Replacement Director. Until such vacancy is filled in accordance with the foregoing, such directorship shall remain vacant.

         (c) The Company shall not amend its Bylaws in any manner that would adversely affect the right of Holders of at least a majority in principal amount of the Notes then outstanding to consent to the removal of any Creditor Director from the Company's Board of Directors.

         SECTION 4.16. Voting Agreement Among Stockholders. The Company shall not amend the Voting Agreement among Stockholders, dated as of the date hereof, among the Company, Holst Trust, Leisure Ventures PTE Ltd., Kingdom Planet Hollywood Ltd., Philip Green and Claudio Gonzalez in any manner that would adversely affect the ability of Holders or the Company to cause the Creditor Directors or any Replacement Directors to serve on the Company's Board of Directors.

         SECTION 4.17. Foreign Subsidiaries. In the event that, after the Issue Date, the Company shall acquire or create a Foreign Subsidiary, except as permitted under Section 4.5 neither the Company nor any Restricted Subsidiary (other than a Foreign Subsidiary) shall transfer any assets to such Foreign Subsidiary unless such Foreign Subsidiary becomes a Subsidiary Guarantor and Guarantees the Notes pursuant to a Subsidiary Guarantee.

         SECTION 4.18. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.19. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and
(ii) such other specific information relating to such original issue discount as may then be relevant under the Code, as amended from time to time.

                                   ARTICLE 5.

                                Successor Company

         SECTION 5.1. When Company May Merge or Transfer Assets. (a) The Company may not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person; PROVIDED, HOWEVER, that the Company may consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person, if:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the Obligations of the Company under the Notes and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Debt pursuant to Section 4.3(a);

                  (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (v) prior to such transaction, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture (if any) comply with this Indenture.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the Company (other than in the case of a lease) shall be released from the obligation to pay the principal of and interest on the Notes.

         (a)(b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a guarantee agreement in a form acceptable to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such guarantee agreement, if any, complies with this Indenture.

                                   ARTICLE 6.

                              Defaults and Remedies

         SECTION 6.1.  Events of Default.  An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Company (i) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

                  (3)      the Company fails to comply with Section 5.1;

                  (4) the Company fails to comply with Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 or
         4.19 (other than a failure to purchase Notes when required under Section 4.7 or 4.10) and such failure continues for 30 days after the notice specified below;

                  (5) the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clause
         (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Debt of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $1 million;

                  (7) any Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $1 million, or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

                  (10) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11 of the United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clauses (4), (5), or (9) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default, or it is not waived, within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied, to the extent consistent with law, and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or propose to take with respect thereto.

         SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Company occurs, the principal of and interest on all the Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity therefore; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.6. Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the Notes make a request to the Trustee to pursue the remedy;

                  (3) the Trustee either (i) gives to such Holders notice that it will not comply with the request, or (ii) does not comply with the request within 60 days after receipt of the request; and

                  (4) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request prior to the earlier of the date, if ever, on which the Trustee delivers a notice under Section 6.6(3)(i) or the expiration of the period described in Section 6.6(3)(ii).

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 6.7. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

         SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders approved or allowed in any judicial proceedings relative to the Company, its creditors or its property and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any proceeding.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST:   to the Trustee for amounts due under Section 7.7;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  THIRD:   to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys, fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Notes.

         SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 6.13. Actions of a Holder. For purposes of providing any consent, waiver or instruction to the Company or the Trustee, a "Holder" shall include a Person who provides to the Company or the Trustee, as the case may be, an affidavit of beneficial ownership of a Note together with a satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity).

                                   ARTICLE 7.

                                     Trustee

         SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b)   Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         (i) The Trustee is hereby authorized and directed to acknowledge, enter into, execute and deliver, as the case may be, and to perform all of its obligations and exercise its rights under the following documents, which documents shall be incorporated into this Indenture by reference:

                  (1)  the Security Agreement;

                  (2)  the Intercreditor Agreement; and

                  (3)  the Pledge Agreement.

         SECTION 7.2. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the Notes and this Indenture.

         (g) Except in connection with compliance with Sections 7.10 and 7.11, the Trustee shall only be charged with knowledge of Trust Officers.

         SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

         SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

         SECTION 7.6. Reports by Trustee to Holders. If required by TIA ss. 313(a), as promptly as practicable after each October 15 beginning with October 15, 2000, and in any event prior to January 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such October 15 that complies with such TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

         SECTION 7.7. Compensation and Indemnity. Company shall pay to the Trustee from time to time reasonable compensation for its services (including for any agent capacity in which it acts). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, damage, claim, liability or reasonable expense (including reasonable attorneys, fees and expenses) incurred by it (including for any agent capacity in which it acts) in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, PROVIDED THAT such corporation or banking association shall be eligible under this Article 7 and TIA ss. 310(a).

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures undeR which other securities or certificates of interest or participation in other securities of the Company is outstanding if the requirements for such exclusion set forth in TIA ss. 310 (b)
(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been remoVed shall be subject to TIA ss. 311(a) to the extent indicated.

                                   ARTICLE 8.

                       Discharge of Indenture; Defeasance

         SECTION 8.1. Discharge of Liability on Notes; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers, Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its Obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.19 and the
operation of Sections 6.1(4), 6.1(6), 6.1(7), 6.1(8), 6.1(9) and 6.1(10) (but,
in the case of Sections 6.1(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.1(a)(iii) and (iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(4), 6.1(6), 6.1(7), 6.1(8), 6.1(9) and 6.1(10) (but,
in the case of Sections 6.1(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.1(a)(iii) or (iv). If the Company exercises its legal defeasance option or its covenant defeasance option, (i) each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee, (ii) all rights of the Trustee or the Holders under any of the Security Documents shall terminate and (iii) the Company's obligations under Section 3.8 shall terminate.

         Upon satisfaction of the conditions set forth in Section 8.2, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates under the Indenture, the release of the Subsidiary Guarantees and the termination of such rights under the Security Documents.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 7.7 and 7.8 and in this
Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

         SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or Defeasance Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Defeasance Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.1(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the Issue Date there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

         SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or Defeasance Obligations deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from Defeasance Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

         SECTION 8.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.5. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Defeasance Obligations or the principal and interest received on such Defeasance obligations.

         SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Defeasance Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or Defeasance Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Defeasance Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                                   Amendments

         SECTION 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any
Holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                  (4) to add guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes or to release such guarantees in accordance with the terms of Section 4.4;

                  (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (7) to make any change that does not adversely affect the rights of any Holder.

         After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected thereby, an amendment may not:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Note;

                  (3) reduce the principal of or extend the Stated Maturity of any Note;

                  (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
         Article 3;

                  (5) make any Note payable in money other than that stated in the Note;

                  (6) make any change in Section 6.4 or 6.7 or the second sentence of this Section; or

                  (7) make any change in any Subsidiary Guarantee that would adversely affect the Holders.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.5. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new security shall not affect the validity of such amendment.

         SECTION 9.6. Trustee To Sign Such Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.7. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend (and, if appropriate, tender their Notes) in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10.

                                    Security

         SECTION 10.1.  Security Documents.

         The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and under this Indenture, and performance of all other Obligations shall be secured as provided in the Security Documents.

         The Trustee, the Company and the Subsidiary Guarantors hereby consent and agree that, with respect to that portion of the Collateral in which the security interest is being perfected by possession, the Revolving Credit Agent and/or the Senior Secured Notes Agent shall hold the Collateral for the benefit of the Trustee in accordance with the terms of the Intercreditor Agreement, for the purpose of perfecting the Trustee's security interest therein for so long as any obligations or commitments are outstanding under the Revolving Credit Agreement, the Senior Secured Note Purchase Agreement or the Senior Secured Notes.

         The Company shall, and shall cause each of its Restricted Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby and thereby, according to the intent and purposes herein and therein expressed. The Company shall, and shall cause each of its Restricted Subsidiaries to, take, upon request of the Trustee or the Collateral Agent, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations, valid and enforceable, perfected (except as expressly provided herein or therein), Liens in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than as provided herein and therein.

         Each Holder of a Note, by its acceptance thereof, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for the foreclosure and release of Collateral and indemnification of the Collateral Agent) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs (i) the Collateral Agent, with respect to each of the Security Documents, and (ii) the Trustee, with respect to the Intercreditor Agreement, to perform their respective obligations and exercise their respective rights thereunder in accordance therewith; PROVIDED that upon qualification of this Indenture with the TIA, if any provision of the Intercreditor Agreement limits, qualifies or conflicts with the duties imposed by the provisions of the TIA, the TIA shall control.

         SECTION 10.2.  Opinions of Counsel.

         To the extent required by the TIA, the Company shall furnish to the Trustee on the Issue Date and within ten days after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that
(i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to effect and maintain the validity and perfection of such Liens in full force and effect.

         SECTION 10.3.  Release and Substitution of Collateral.

         (a)      Subject to subsections (b), (c) and (d) of this Section 10.3,
(i) in the event that any Collateral is sold, transferred or otherwise disposed of in an Asset Disposition (including the application of Insurance Proceeds) or any other transaction permitted by this Indenture, such Collateral shall, concurrently with the disposition of such Collateral automatically be released from the Lien of the relevant Security Documents and (ii) the Company and its Subsidiaries may (but shall not be required to) from time to time substitute property or securities released from the Lien of the Security Documents in connection with the sale, transfer or other disposition thereof for other property or securities to be subjected to the Lien of the Security Documents, in each case in accordance with the provisions of the Security Documents and as provided hereby.

         (b) Except as otherwise provided for in the Intercreditor Agreement, at any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and such acceleration shall not have been rescinded or annulled, no release of Collateral pursuant to the provisions of this Indenture or of the Security Documents shall be effective as against the Holders of the securities without the consent of the Collateral Agent. The Trustee shall promptly notify the Collateral Agent of any rescission or annulment, pursuant to
Section 6.4 hereof, of an acceleration of the Notes.

         (c) The release of any Collateral from the terms of the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the Security Documents. At all time after qualification of this Indenture under the TIA, to the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by Officers of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

         SECTION 10.4.  Certificates of the Company.

                  The Company shall furnish to the Trustee prior to each proposed release of Collateral all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA Section 314(d) may be made by Officers of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other such expert within the meaning of TIA
Section 314(d).

         SECTION 10.5. Authorization of Actions to be Taken by the Trustee Under the Security Documents.

                  Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

         SECTION 10.6. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

         The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

         SECTION 10.7.  Release upon Termination of the Obligations.

         (a) If (i) the Company delivers Officers' Certificates certifying that all of its Obligations under this Indenture have been indefeasably satisfied and discharged by complying with the provisions of Article 8 or (ii) all outstanding Notes issued under this Indenture shall be surrendered to the Trustee for cancellation and an Opinion of Counsel that the delivery of such a notice is authorized, the Trustee shall deliver to the Collateral Agent a notice stating that the Trustee, for itself and on behalf of the Holders, disclaims and has given up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and, upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent shall no longer be deemed to hold the Lien in the Collateral on behalf of the Trustee for the benefit of itself and the Holders.

         (b)      Any release of Collateral made in compliance with this Section
10.7 shall not be deemed to impair the Lien under the Security Documents or the Collateral thereunder in contravention of the provisions of this Indenture or the Security Documents.

                                   ARTICLE 11.

                              Subsidiary Guarantees

         SECTION 11.1. Guarantees. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this
Article 11 notwithstanding any extension or renewal of any Obligation.

         Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Obligations. The Obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         Except as expressly set forth in Sections 8.1(b), 11.2 and 11.6, the Obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

         Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations to the Holders and the Trustee.

         Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

         Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys, fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 11.2. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 11.3. Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 11.4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

         SECTION 11.5. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 11.6. Release of Subsidiary Guarantor. Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company), such Subsidiary Guarantor shall be deemed released from all Obligations under this Article 11 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                                   ARTICLE 12.

                                  Miscellaneous

         SECTION 12.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 12.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company or any Subsidiary Guarantor:

                           Planet Hollywood International, Inc.
                           8669 Commodity Circle
                           Orlando, Florida 32819
                           Attention: Chief Financial Officer
                           Facsimile:  (407) 352-7310

                  if to the Trustee:

                           United States Trust Company of New York
                           Corporate Trust & Agency Division
                           114 West 47th Street, 25th Floor
                           New York, New York 10036-1532
                           Attention: Corporate Trust Administration
                           Facsimile: (212) 852-1627

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 12.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, thE Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 12.4. Certificate and opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 12.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

         SECTION 12.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 12.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 12.9. Governing Law; Consent to Jurisdiction; Waiver of Immunities.

         (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES.

         (b) THE COMPANY AND Each SUBSIDIARY GUARANTOR hereby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in New York County in any action or proceeding arising out of or relating to THIS INDENTURE AND THE NOTES, and THE COMPANY AND each SUBSIDIARY GUARANTOR hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each SUBSIDIARY GUARANTOR hereby irrevocably appoints THE COMPANY (the "Process Agent"), with an office on the date hereof at 8669 Commodity circle, orlando, florida 32819, as its agent to receive on behalf of each SUBSIDIARY GUARANTOR and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing (by certified or registered mail, postage prepaid and return receipt requested) or delivering a copy of such process to each SUBSIDIARY GUARANTOR in care of the Process Agent at the Process Agent's above address, and each SUBSIDIARY GUARANTOR hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. the company and Each SUBSIDIARY GUARANTOR agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (c) The Company and each Subsidiary Guarantor hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that a Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Subsidiary Guarantor hereby irrevocably waives such immunity in respect of its Obligations under this Indenture.

         SECTION 12.10. No Recourse Against Others. Any past, present or future director, officer, partner (including any general partner) employee, incorporator or stockholder, as such, of the Company shall not have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.




                                 PLANET HOLLYWOOD INTERNATIONAL, INC.


                                 By__________________________
                                  Name:
                                  Title:

                                 SUBSIDIARY GUARANTORS
                                 ---------------------

                                 PLANET HOLLYWOOD MEMORABILIA, INC.
                                 ALL STAR CAFE INTERNATIONAL, INC.
                                 ALL STAR CAFE (NEW YORK), INC.
                                 COOL PLANET, INC.
                                 COOL PLANET II, INC.,
                                 PLANET HOLLYWOOD (ATLANTIC CITY), INC.
                                 PLANET HOLLYWOOD (HONOLULU), INC.
                                 PLANET HOLLYWOOD (LP), INC.
                                 PLANET HOLLYWOOD (NEW YORK CITY), INC.
                                 PLANET HOLLYWOOD (NEW YORK), LTD.
                                    By: Planet Hollywood International, Inc.,
                                          a General Partner
                                 PLANET HOLLYWOOD (ORLANDO) INC.
                                 PLANET HOLLYWOOD (REGION II), INC.
                                 PLANET HOLLYWOOD (REGION III), INC.
                                 PLANET HOLLYWOOD (REGION IV), INC.
                                 PLANET HOLLYWOOD (REGION VI), INC.
                                 PLANET HOLLYWOOD (REGION VII), INC.
                                 PLANET HOLLYWOOD (WAREHOUSE), INC.
                                 308 AVIATION, INC.
                                 308-III AVIATION, INC.
                                 ALL STAR CAFE (LP), INC.
                                 ALL STAR CAFE (REGION V), INC.
                                 ALL STAR CAFE (REGION VII), INC.
                                 COAST LICENSING, INC.
                                 COOL PLANET I, INC.
                                 EBCO MANAGEMENT, INC.
                                 OFFICIAL ALL STAR CAFE, INC.
                                 PLANET HOLLYWOOD (ASPEN), INC.
                                 PLANET HOLLYWOOD (CHEFS), INC.
                                 PLANET HOLLYWOOD (CHICAGO), INC.
                                 PLANET HOLLYWOOD (COSTA MESA), INC.
                                 PLANET HOLLYWOOD (FRANCE), L.C.
                                 PLANET HOLLYWOOD (GAMING), INC.

                                 PLANET HOLLYWOOD (ISRAEL), L.C.
                                 PLANET HOLLYWOOD (LONDON), INC.
                                 PLANET HOLLYWOOD (MAIL ORDER), INC.
                                 PLANET HOLLYWOOD (ORLANDO DISTRIBUTION), INC. PLANET HOLLYWOOD (PARIS), INC.
                                 PLANET HOLLYWOOD (PHOENIX), INC.
                                 PLANET HOLLYWOOD (REGION I), INC.
                                 PLANET HOLLYWOOD (TEL AVIV), INC.
                                 PLANET HOLLYWOOD (THEATRES), INC.
                                 PLANET HOLLYWOOD TRANSPORTATION, INC.
                                 PLANET HOLLYWOOD (TROCADERO), L.C.
                                 PLANET HOSPITALITY HOLDINGS, INC.
                                 SILVER BRACELETS, INC.
                                 SOUND REPUBLIC I, INC.
                                 SOUND REPUBLIC, INC.

                                 On behalf of each of the above
                                 Subsidiary Guarantors

                                 By:__________________________
                                     Name: Thomas Avallone
                                     Title: Chief Financial Officer


                                 PLANET HOLLYWOOD (REGION V), INC.
                                 PLANET HOLLYWOOD (TEXAS), LTD.
                                    By: Planet Hollywood (Region V), Inc.,
                                          a General Partner
                                 KARMALANNE, INC.
                                 ROCKY PIT, INC.
                                 TEN ALPS, INC.

                                 On behalf of each of the above
                                 Subsidiary Guarantors

                                 By:__________________________
                                     Name: Mark S. Helm
                                     Title: Vice President

                                 MEANT 2 BE, INC.

                                 By:__________________________
                                     Name: Mark S. Helm
                                     Title: Treasurer

                                 TRUSTEE
                                 -------


                                     UNITED STATES TRUST COMPANY OF
                                     NEW YORK, as Trustee


                                     By__________________________
                                     Name:
                                     Title:

                                    Exhibit A

           [The face of the Notes shall be substantially as follows:]

THIS NOTE IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF MAY __, 2000 BY AND AMONG THE CIT GROUP/BUSINESS CREDIT, INC., FOR ITSELF AND AS AGENT, WLR RECOVERY FUND L.P., WILMINGTON TRUST COMPANY, AS AGENT, UNITED STATES TRUST COMPANY OF NEW YORK, AS JUNIOR SUBORDINATED TRUSTEE AND THE OTHER PERSONS AND ENTITIES SIGNATORY THERETO (THE "INTERCREDITOR AGREEMENT"), WHICH MATERIALLY AFFECTS CERTAIN PAYMENT RIGHTS, SUBORDINATES CERTAIN OBLIGATIONS AND CERTAIN SECURITY INTERESTS AND LIENS, AND LIMITS RIGHTS TO ENFORCEMENT OF THE HOLDER OF THIS NOTE. ALL PERSONS OR OTHER ENTITIES WHICH AT ANY TIME HOLD THIS NOTE HEREBY ARE BOUND BY THE TERMS OF THE INTERCREDITOR AGREEMENT, WHICH WILL BE MADE AVAILABLE UPON REQUEST TO ANY SUCH HOLDER.

                      PLANET HOLLYWOOD INTERNATIONAL, INC.

                 10% Secured Deferrable Interest Notes Due 2005.

No. __________                          $_____________ Initial Principal Amount

Interest Payment Dates:          April 1 and October 1 of each year, commencing
                                                                October 1, 2000

CUSIP No.                                                           72702Q AA 0


         PLANET HOLLYWOOD INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to_____________________ ________________________, or registered assigns, the Initial Principal Amount set forth above (as the same may be increased through the compounding of deferred interest as provided in the immediately succeeding paragraph) on May __, 2005 and to pay interest thereon from the date hereof, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on each Interest Payment Date in each year, at the rate of 10% per annum, until the principal hereof is paid or duly provided for, PROVIDED that any principal and premium, if any, and any such installment of interest, which is overdue shall bear interest at the rate of 12.75% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for, and such interest shall be payable on demand.

         Notwithstanding the foregoing, the Company may elect to defer and compound to principal the first five semi-annual installments of interest on the Notes by providing written notice of such election to the Trustee at least 10 days prior to, but no more than 45 days prior, to the record date for the applicable interest payment date, which election (other than an election with respect to the first two semi-annual installments of interest following the Issue Date) shall be accompanied by an Officers Certificate (i) certifying that for the most recently completed period of four fiscal quarters the ratio of the Company's Consolidated EBITDA to Consolidated Interest Expense is less than or equal to 1.75 to 1.00 and (ii) setting forth the detailed computations made to determine such ratio. To the extent that interest on this Note is deferred and compounded pursuant to the foregoing sentence, such installments of interest shall be calculated at the rate of 12.75% per annum (rather than 10% per annum).

         The interest so payable in cash, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the fifteenth day of the calendar month (whether or not a Business Day) next preceding such Interest Payment Date.

         In the case of a default in payment of principal upon acceleration, redemption or repurchase, the overdue principal and any overdue premium shall bear interest at the rate of 12.75% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of 12.75% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or duly provided for, and such shall be payable on demand.

         Payment in respect of the principal of (and premium, if any) and any interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies as the Company from time to time may designate for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, PROVIDED, HOWEVER, that payment of the principal of (and premium, if any, on) this Note shall be made only upon presentation and surrender hereof at any such office or agency and, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note Register.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                     PLANET HOLLYWOOD INTERNATIONAL, INC.

                                     By  __________________________
                                     Title:

Dated:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, certifies that this is one of the 10% Secured Deferrable Interest Notes Due 2005 referred to in the Indenture dated as of May __, 2000 among Planet Hollywood International, Inc., the Subsidiary Guarantors party thereto and the Trustee.

                                             By  _________________________
                                             Authorized Signatory

                           [Form of Reverse of Note:]

         This Note is one of a duly authorized issue of Notes of the Company designated as its 10% Secured Deferrable Interest Notes Due 2005 (herein called the "Notes"), limited in aggregate principal amount to $95,000,000, issued and to be issued under an Indenture, dated as of May __, 2000 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

         To guarantee (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes, the Subsidiary Guarantors have unconditionally and irrevocably guaranteed, jointly and severally, such obligations pursuant to the terms of Article 11 of the Indenture.

         The Notes are secured to the extent set forth in the Security Documents and Article 10 of the Indenture.

         At any time following the Issue Date, the Notes will be redeemable, in whole or in part, at the option of the Company, upon not less than 30 and no more than 60 days' prior notice, on any April 1, July 1, October 1 or January 2 of any year at a redemption price equal to 100% of the principal amount thereof PLUS accrued and unpaid interest, if any, to the date of redemption.

         If (i) as reflected in the Company's financial statements for the most recently completed period of four fiscal quarters immediately preceding any Interest Payment Date (commencing with the four-quarter fiscal period ending immediately prior to the first anniversary of the Issue Date), the ratio of the Company's Consolidated EBITDA to Consolidated Interest Expense for such four-quarter period is greater than 2.00 to 1.00 and (ii) the sum of the Company's cash on hand at the last day of such period PLUS the lesser of the borrowing base or the commitments under the Revolving Credit Agreement exceeds $25,000,000, then the Company shall be required to use 50% of such excess amount to redeem the Notes, in whole or in part, on the next Interest Payment Date, at a redemption price equal to 100% of the principal amount thereof PLUS accrued and unpaid interest, if any, to the date of redemption (a "Mandatory Redemption"); PROVIDED, HOWEVER, that the Company shall not be required to make a Mandatory Redemption if such redemption is not otherwise permitted under the Revolving Credit Agreement or the Senior Secured Note Purchase Agreement.

         The Notes do not have the benefit of any sinking fund obligations.

         Under the Indenture, the Company is obligated to make Offers to Purchase Notes as described below:

                  (i) If a Change of Control occurs, the Company will be required to make an Offer to Purchase all of the outstanding Notes at a purchase price in cash equal to

         100% of the principal amount thereof, plus accrued and unpaid interest, if any, on such principal amount, to the date of purchase; and

                  (ii) If the Company or any Restricted Subsidiary consummates an Asset Disposition, under certain circumstances, the Company will be required to make an Offer to Purchase up to all or a specified portion of the Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on such principal amount to the date of purchase, in an aggregate principal amount equal to any Net Available Proceeds from such an Asset Disposition which are not used to make a permanent repayment or reduction of (i) Debt then outstanding under any Bank Credit Agreement or Vendor Financing Facility, to the extent such agreement or facility would require such application or prohibit an Offer to Purchase Notes or (ii) Debt then outstanding of the Company or a Restricted Subsidiary that ranks PARI PASSU with the Notes at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

         In the event of redemption, or purchase pursuant to an Offer to Purchase, of this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of the entire Debt of this Note and for defeasance of certain covenants (including covenants relating to the making of Offers to Purchase the Notes) and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default shall occur and be continuing, the Notes may be declared due and payable, in the manner and with the effect provided in the Indenture. Upon payment of (i) the principal of the Notes so declared due and payable, any overdue premium and any overdue installment of interest in respect of this Note and (ii) as provided on the face hereof, any interest on any overdue principal, premium or interest in respect of this Note (to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and any premium and interest on this Note shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. In addition, without the consent of any Holder, the Indenture and the Notes may be amended and supplemented to cure any ambiguity or inconsistency, make other changes which will not adversely affect in any material aspect the rights of the Holders or certain other matters set forth in the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver, or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Note required to be made pursuant to an Offer to Purchase, on or after the Purchase Date).

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         A director, officer, employee, stockholder or incorporator of the Company shall not have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES.

         THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

                               [FORM OF GUARANTEE]

THIS GUARANTEE IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF MAY __, 2000 BY AND AMONG THE CIT GROUP/BUSINESS CREDIT, INC., FOR ITSELF AND AS AGENT, WLR RECOVERY FUND L.P., WILMINGTON TRUST COMPANY, AS AGENT, UNITED STATES TRUST COMPANY OF NEW YORK, AS JUNIOR SUBORDINATED TRUSTEE AND THE OTHER PERSONS AND ENTITIES SIGNATORY THERETO (THE "INTERCREDITOR AGREEMENT"), WHICH MATERIALLY AFFECTS CERTAIN PAYMENT RIGHTS, SUBORDINATES CERTAIN OBLIGATIONS AND CERTAIN SECURITY INTERESTS AND LIENS, AND LIMITS RIGHTS TO ENFORCEMENT OF THE HOLDER OF THIS GUARANTEE. ALL PERSONS OR OTHER ENTITIES WHICH AT ANY TIME HOLD INDEBTEDNESS GUARANTEED HEREBY ARE BOUND BY THE TERMS OF THE INTERCREDITOR AGREEMENT, WHICH WILL BE MADE AVAILABLE UPON REQUEST TO ANY SUCH HOLDER.

         Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees jointly and severally, on a subordinated basis to the extent and in the manner provided in the Intercreditor Agreement, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under Article 11 of the Indenture notwithstanding any extension or renewal of any Obligation.

         Each Subsidiary Guarantor further agrees that its Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         The terms of the Guarantees evidences hereby are qualified in their entirety and remain subject to the terms of Article 11 of the Indenture, as such Article may be amended, modified or changes from the date hereof, including but not limited to the addition of additional Subsidiary Guarantors and the release of existing Subsidiary Guarantors from their obligations under the Indenture.

         THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES.

         EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK

COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, AND EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY APPOINTS PLANET HOLLYWOOD INTERNATIONAL, INC. (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 8669 COMMODITY CIRCLE, ORLANDO, FLORIDA 32819, AS ITS AGENT TO RECEIVE ON BEHALF OF EACH SUBSIDIARY GUARANTOR AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING (BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID AND RETURN RECEIPT REQUESTED) OR DELIVERING A COPY OF SUCH PROCESS TO EACH SUBSIDIARY GUARANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH SUBSIDIARY GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         Each Subsidiary Guarantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that a Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Subsidiary Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guarantee.

         [THE SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this instrument to be duly executed.

                               PLANET HOLLYWOOD MEMORABILIA, INC.
                               ALL STAR CAFE INTERNATIONAL, INC.
                               ALL STAR CAFE (NEW YORK), INC.
                               COOL PLANET, INC.
                               COOL PLANET II, INC.,
                               PLANET HOLLYWOOD (ATLANTIC CITY), INC.
                               PLANET HOLLYWOOD (HONOLULU), INC.
                               PLANET HOLLYWOOD (LP), INC.
                               PLANET HOLLYWOOD (NEW YORK CITY), INC.
                               PLANET HOLLYWOOD (NEW YORK), LTD.
                                  By: Planet Hollywood International, Inc.,
                                        a General Partner
                               PLANET HOLLYWOOD (ORLANDO) INC.
                               PLANET HOLLYWOOD (REGION II), INC.
                               PLANET HOLLYWOOD (REGION III), INC.
                               PLANET HOLLYWOOD (REGION IV), INC.
                               PLANET HOLLYWOOD (REGION VI), INC.
                               PLANET HOLLYWOOD (REGION VII), INC.

                               PLANET HOLLYWOOD (WAREHOUSE), INC.
                               308 AVIATION, INC.
                               308-III AVIATION, INC.
                               ALL STAR CAFE (LP), INC.
                               ALL STAR CAFE (REGION V), INC.
                               ALL STAR CAFE (REGION VII), INC.
                               COAST LICENSING, INC.
                               COOL PLANET I, INC.
                               EBCO MANAGEMENT, INC.
                               OFFICIAL ALL STAR CAFE, INC.
                               PLANET HOLLYWOOD (ASPEN), INC.
                               PLANET HOLLYWOOD (CHEFS), INC.
                               PLANET HOLLYWOOD (CHICAGO), INC.
                               PLANET HOLLYWOOD (COSTA MESA), INC.
                               PLANET HOLLYWOOD (FRANCE), L.C.
                               PLANET HOLLYWOOD (GAMING), INC.
                               PLANET HOLLYWOOD (ISRAEL), L.C.
                               PLANET HOLLYWOOD (LONDON), INC.
                               PLANET HOLLYWOOD (MAIL ORDER), INC.
                               PLANET HOLLYWOOD (ORLANDO DISTRIBUTION), INC. PLANET HOLLYWOOD (PARIS), INC.
                               PLANET HOLLYWOOD (PHOENIX), INC.
                               PLANET HOLLYWOOD (REGION I), INC.
                               PLANET HOLLYWOOD (TEL AVIV), INC.
                               PLANET HOLLYWOOD (THEATRES), INC.
                               PLANET HOLLYWOOD TRANSPORTATION, INC.
                               PLANET HOLLYWOOD (TROCADERO), L.C.
                               PLANET HOSPITALITY HOLDINGS, INC.
                               SILVER BRACELETS, INC.
                               SOUND REPUBLIC I, INC.
                               SOUND REPUBLIC, INC.

                               On behalf of each of the above
                               Subsidiary Guarantors

                               By:__________________________
                                   Name: Thomas Avallone
                                   Title: Chief Financial Officer

                               PLANET HOLLYWOOD (REGION V), INC.
                               PLANET HOLLYWOOD (TEXAS), LTD.
                                  By: Planet Hollywood (Region V), Inc.,
                                        a General Partner
                               KARMALANNE, INC.
                               ROCKY PIT, INC.
                               TEN ALPS, INC.

                               On behalf of each of the above
                               Subsidiary Guarantors

                               By:__________________________
                                   Name: Mark S. Helm
                                   Title: Vice President

                               MEANT 2 BE, INC.

                               By:__________________________
                                   Name: Mark S. Helm
                                   Title: Treasurer

                                 ASSIGNMENT FORM

         To assign this Note and Guarantee (this "Security"), fill in the form below: (I) or (we) assign and transfer this Security to:

              -----------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

              -----------------------------------------------------

              -----------------------------------------------------

              -----------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint:

              -----------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:  __________________ Your Signature:  _______________________________
                                            (sign exactly as name appears on the
                                             other side of this Security)

Signature Guarantee:  ___________________________________

         (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 4.7 or 4.10 of the Indenture, check here:
_________

         If you want to elect to have only a part of the principal amount of this Security purchased by the Company pursuant to Section 4.7 or 4.10 of the Indenture, state the portion of such amount: $________.

Dated:  __________________ Your Signature:  _______________________________
                                            (sign exactly as name appears on the
                                             other side of this Security)

Signature Guarantee:  ___________________________________

         (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program

         ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)